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Exhibit 10.22

GENERAL SERVICES AGREEMENT

BETWEEN

AFFILIATED COMPUTER SERVICES, INC.

AND

ASHFORD UNIVERSITY, LLC

JANUARY 1, 2009

 GENERAL SERVICES AGREEMENT

        THIS GENERAL SERVICES AGREEMENT (this "Agreement") is made and entered into effective as of January 1, 2009 (the "Effective Date"), between Affiliated Computer Services, Inc., a Delaware corporation ("ACS"), with an address for the purposes of this Agreement at 2828 North Haskell, Dallas, TX 75204 and Ashford University, LLC, an Iowa Limited Liability Company ("Customer"), with an address for the purposes of this Agreement at 13500 Evening Creek Drive North, Suite 600, San Diego, CA 92128. ACS and Customer are collectively referred to as "Parties" and individually as a "Party".

        This Agreement is entered into with reference to the following facts:

  A.
  ACS is in the business of providing certain data processing and related services; and,

  B.
  Customer desires to engage ACS from time to time pursuant to one or more Task Orders to provide services subject to the Parties' further agreement on the scope and terms of each such Task Order; and,

  C.
  ACS and Customer desire to set forth in this Agreement certain terms applicable to all such engagements as described in the Task Orders, as they are entered into and executed by both Parties from time to time.

  D.
  The purpose of this Agreement is for ACS to provide call center and transactional processing services relating to the functions of ISIR document collection/review, Verification/C-code, Conflicting information resolution, packaging/Certification, Disbursement Eligibility Review and Title IV Refund Processing for Customer's financial aid student populations and as further defined in the Task Orders.

        Accordingly, Customer and ACS agree as follows:

1.     Task Orders

        1.1    Task Order Information.    All services performed under this Agreement will be performed under individual Task Orders. Each Task Order will contain, at a minimum, (i) a description of the services to be performed by ACS (the "Services") (ii) the time schedule for performance and for delivery of such Services, and (iii) the amount and method of payment for such Services.

        1.2    Other Information.    In addition, when applicable, a Task Order may include (i) provisions for written and/or oral progress reports by ACS, (ii) detailed functional and technical specifications and standards for all Services, including quality standards, (iii) a list of any special equipment to be procured by ACS or provided by Customer for use in performance of the Services or (iv) such other terms and conditions as may be mutually agreed between the parties. In the event of a conflict between the terms of this Agreement and the terms of any particular Task Order, the terms of the Task Order will govern.

        1.3    Issuance of Task Orders.    The initial Task Order(s) agreed to by the Parties are set forth as attachments to this Agreement. Additional Task Orders, regardless of whether they relate to the same subject matter as the initial Task Order(s), will become effective upon execution by authorized representatives of both Parties.

2.     Contract Administration

        2.1    Contract Coordinators.    Upon execution of this Agreement, each Party will notify the other Party, in writing, of the name, business address, and telephone number of the person who will have primary responsibility for interfacing on its behalf with the other Party (the "Contract Coordinator"). The Contract Coordinators will be responsible for arranging all meetings, visits, and consultations between the Parties that are of a nontechnical nature and for monitoring all administrative matters arising under this Agreement.

        2.2    Changes in Coordinators.    Either Party may replace its Contract Coordinator by delivery of written notice of such change, signed by the Contract Coordinator of such Party. The notice will set forth the name, business address, email address and telephone number of such replacement.

3.     Changes to the Agreement or Task Orders

        3.1    Change Requests.    All change requests made in writing with respect to this Agreement, any Task Order, or any specification relating to the Services must be requested and/or accepted by both Parties' Contract Coordinators, and will only be effective when changed by a written amendment, signed by an authorized representative of each Party, which specifically refers to the provisions of the Agreement or the Task Order(s) to be modified. Unless otherwise specified in writing, amendments implemented to any Task Order will only apply to that Task Order.

4.     ACS Responsibilities and Customer Responsibilities

        4.1    The Services.    ACS' employees and agents shall provide various services to Customer as described in greater detail in the Task Orders. ACS agrees to use its best efforts to perform the Services at a high level based on the standards prevailing among those top-tier service vendors offering services similar to the Services. In the performance of the Services required under this Agreement, ACS shall at all times act in the nature of a fiduciary in the administration of any Title IV, HEA program ("Title IV, HEA program") and meet the standard of conduct set forth in 34 C.F.R. Section 668.82(b)(2).

        4.2    Compliance with Law.    In performing the Services, ACS shall comply with all applicable laws and regulations, including, without limitation, all statutory provisions of or applicable to Title IV of the Higher Education Act of 1965, as amended (the "HEA"), and all regulatory provisions prescribed under the HEA, including the requirements to: (a) use any funds that ACS administers under any program of Federal student financial assistance administered pursuant to Title IV of the HEA ("Title IV, HEA program") and any interest or other earnings thereon solely for the purposes specified in and in accordance with that Title IV, HEA program, to the extent that such compliance is required by applicable law or regulation and is related to the Services; and (b) to meet the standard of conduct set forth in 34 C.F.R. Section 668.82(b)(2).

        4.3    Referral to the Office of Inspector General by ACS.    To the extent required or permitted by applicable law or regulations, including 34 C.F.R. Section 668.25, ACS may refer to the Office of Inspector General ("OIG") of the U.S. Department of Education for investigation any information indicating there is reasonable cause to believe that Customer might have engaged in fraud or other criminal misconduct in connection with Customer's administration of any Title IV, HEA program or that a Customer's applicant for Title IV, HEA program assistance might have engaged in fraud or other criminal misconduct in connection with his or her application for such assistance. Examples of the type of information that must be referred to the OIG pursuant to 34 C.F.R. Section 668.25 are—(i) False claims by the institution for Title IV, HEA program assistance; (ii) False claims of independent student status; (iii) False claims of citizenship; (iv) Use of false identities; (v) Forgery of signatures or certifications; and (vi) False statements of income. Customer acknowledges and agrees that ACS is entitled to make such referrals of information, and to otherwise communicate and cooperate with the OIG with respect thereto, whenever there is reasonable cause to believe that Customer or any such applicant engaged in fraud or other criminal misconduct. In no event shall ACS be liable to Customer or any of its employees or agents, or any applicant, or any third-party, as a result of or in connection with any such referral, whether or not it is ultimately determined that any fraud or criminal misconduct in fact occurred so long as ACS had reasonable cause to believe that fraud or other criminal misconduct might have occurred. Notwithstanding the foregoing, to the extent permitted by applicable law and regulation, ACS shall, prior to making any referral to the OIG as described in this paragraph, (i) present to Customer and/or Customer's counsel the information that ACS proposes to refer to the

OIG, (ii) provide Customer and/or Customer's counsel with a reasonable opportunity to review such information, (iii) discuss in good faith with Customer and/or Customer's counsel whether such information is required to be reported to the OIG; and (iv) allow Customer to self-refer to the OIG the information regarding Customer if Customer agrees that there was potential fraud or criminal misconduct by Customer.

        4.4    Referral to the Office of Inspector General by Customer.    To the extent required by 34 C.F.R. Section 668.16(g)(2), Customer may refer to the OIG of the U.S. Department of Education for investigation any information indicating there is reasonable cause to believe that ACS may have engaged in fraud or other criminal misconduct in connection with ACS' Services involving any Title IV, HEA program. ACS acknowledges that Customer is required to make such referrals of information, and to otherwise communicate and cooperate with the OIG with respect thereto, whenever there is reasonable cause to believe that ACS engaged in fraud or other criminal misconduct. In no event shall Customer be liable to ACS or any of its employees or agents or any third-party, as a result of or in connection with any such referral, whether or not it is ultimately determined that any fraud or criminal misconduct in fact occurred so long as Customer had reasonable cause to believe that fraud or other criminal misconduct might have occurred. Notwithstanding the foregoing, to the extent permitted by applicable law and regulation, Customer shall, prior to making any referral to the OIG as described in this paragraph, (i) present to ACS and/or ACS' counsel the information that Customer proposes to refer to the OIG, (ii) provide ACS and/or ACS' counsel with a reasonable opportunity to review such information, (iii) discuss in good faith with ACS and/or ACS' counsel whether such information is required to be reported to the OIG; and (iv) allow ACS to self-refer to the OIG the information regarding ACS if ACS agrees that there was potential fraud or criminal misconduct by ACS.

        4.5    Joint and Several Liability.    Without affecting in any way ACS' or Customer's limitations of liability and rights to indemnification otherwise set forth in this Agreement, and only to the extent required by 34 C.F.R. Section 668.25, ACS and Customer are jointly and severally liable to the Secretary of Education for any violation by Customer or ACS, respectively, of any statutory or regulatory provision under Title IV, HEA programs. This provision is solely for the benefit of the Secretary of Education, and neither ACS nor Customer shall not have the right to seek contribution or indemnification from the other party on the basis of this provision unless there was negligence or intentional misconduct by the other party in performing its obligations under this Agreement. No third-party other than the Secretary of Education shall have the right to enforce this provision or to seek contribution or indemnification from ACS or Customer on the basis of this provision.

        4.6    ACS' Confirmation of Student Eligibility.    To the extent required by applicable law and solely in the event that ACS disburses funds, including Title IV, HEA program funds, or delivers Federal Stafford Loan program proceeds to students, ACS shall act consistently with its duty to act in the nature of a fiduciary under 34 C.F.R. Section 668.82 and use commercially reasonable efforts to confirm the eligibility of each student before making any disbursement of funds (including funds received by Customer under the Title IV, HEA programs) or delivering any Federal Stafford Program proceeds to a student. ACS acknowledges that this confirmation must include, but is not limited to, any applicable information contained in the records required under 34 C.F.R. Section 668.24.

        4.7    ACS' Calculation of Refunds.    To the extent required by applicable law and regulations and solely in the event that ACS disburses funds, including Title IV, HEA program funds, or delivers Federal Stafford Loan program proceeds to students, ACS shall calculate and initiate refunds and repayments due to a student, the Title IV, HEA program accounts or the student's lender under the Federal Stafford Loan program in accordance with Customer's refund policy, as provided to ACS by Customer, the provisions of 34 C.F.R. Section 668.21 and Section 668.22, and other applicable Title IV, HEA program regulations. It is agreed that at the present time, ACS is not handling any funds for Customer and before that were to be changed this Agreement would have to be amended.

        4.8    Record Retention; Access to Records.    Each Party shall retain records related to the Title IV, HEA program and the Services as required by 34 C.F.R. Section 668.24 and provide access to those records, for inspection and copying, by the Secretary of the U.S. Department of Education or the Secretary's authorized representative, as required. Each Party shall further cooperate with, and provide timely and reasonable access to, an independent auditor, the Secretary and Inspector General of the U.S. Department of Education, the Comptroller General of the United States or their authorized representatives, a guaranty agency in whose program Customer participates and Customer's accrediting agency in the conduct of audits, investigations, program reviews or other reviews authorized by law.

5.     Personnel

        Customer and ACS are not joint employers of the employees of either Party for any purpose under this Agreement. During the term of this Agreement, any person under the employ of Customer who may perform tasks related to the Services (the "Customer Employees") will at all time remain under Customer's responsibility, including but not limited to, paying and providing any benefits to Customer Employees and performing payroll tax and withholding obligations and human resources functions for Customer Employees. ACS is acting as an independent contractor in providing the Services. All employees of ACS shall remain ACS' employees for all purposes including, but not limited to, determining responsibility for all payroll related obligations. ACS shall at all times be responsible for supervising, directing and coordinating the professional responsibilities and duties of ACS' personnel in respect of their performance of the Services under this Agreement. ACS personnel are not intended to be "leased employees" to Customer as that term is defined under the Internal Revenue Code of 1986, as amended. Except as otherwise expressly provided in this Agreement, ACS does not undertake to perform any obligations of Customer whether regulatory or contractual or to assume any responsibility for the management of Customer's overall business except as specifically provided for with respect to the Services provided for herein and in the Task Order.

6.     Customer Covenants, Representations and Warranties

        6.1    Customer Covenants.    Customer covenants that it shall:

          (a)   Provide ACS with current, complete and accurate material information required by or appropriate for ACS to perform the Services;

          (b)   Take reasonable steps to ensure that all written, oral or electronic information and material provided by Customer to ACS (including, without limitation, all information contained in student files) is current, accurate and complete, contains no material omissions, and is updated on a prompt and continuous basis;

          (c)   Establish and make available to ACS Customer's policies and procedures related to the Services;

          (d)   Make available the services of Customer's employees reasonably required to assist ACS in the transition of the Services to ACS;

          (e)   Perform any other function or task as reasonably required or necessary for the provision of the Services;

          (f)    Ensure all its policies and procedures pertaining to the Services comply with all federal, state and accrediting agency rules and requirements applicable to Customer, including, without limitation, the HEA and any regulations or guidelines prescribed by the HEA, including policies and procedures designed to ensure that Customer meets all institutional, site, program and student eligibility requirements under the HEA and any regulatory provisions prescribed under the HEA;

          (g)   Determine whether Customer is eligible to participate in the Title IV, HEA programs in accordance with the HEA and any regulatory provisions prescribed under the HEA;

          (h)   Determine whether each location or site at which Customer provides instruction is eligible for purposes of disbursing Title IV, HEA programs funds to students attending at such location or site in accordance with the HEA and any regulatory provisions prescribed under the HEA;

          (i)    Determine whether each educational program provided by Customer is an eligible program as that term is defined under the HEA and the regulatory provisions prescribed under the HEA; and

          (j)    Determine the general eligibility for each student who applies for Title IV, HEA program funds and provide, from time to time, specific information for each student sufficient for ACS to determine eligibility of such student to receive such funds at such times in accordance with the HEA and any regulatory provisions prescribed under the HEA.

        6.2    Representations and Warranties.

          (a)    Organization of Customer.    Ashford University, LLC is a for-profit corporation, duly organized, validly existing and in good standing under the laws of Iowa. Customer has full power and all necessary permits, licenses, approvals, authorizations, franchises and registrations to perform its obligations hereunder.

          (b)    Authorization; Enforceability.    The execution, delivery and performance of this Agreement by Customer and all of the documents and instruments required by this Agreement to be executed by Customer are within the power of Customer and have been duly authorized by all necessary action by Customer. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by Customer will be, when executed and delivered by Customer, the legal, valid and binding obligations of Customer enforceable against Customer in accordance with their respective terms.

          (c)    No Violation or Conflict.    The execution, delivery and performance of this Agreement by Customer do not conflict with or violate any law or regulation applicable to Customer, the organizational documents of Customer or any contract or agreement to which Customer is a party or by which it is bound.

          (d)    HEA Compliance.    Customer has not been limited, suspended, or terminated by the Secretary of the U.S. Department of Education within the preceding five (5) years.

          (e)    Accuracy of Information.    All written, oral or electronic information and material provided by Customer to ACS (including, without limitation, all information contained in student files) is current, accurate and complete, contains no material omissions, and is updated on a prompt and continual basis.

        Customer acknowledges and agrees that Customer's breach of its covenants, representations and warranties under this Section 6 shall excuse ACS' performance hereunder to the extent that such breach impairs ACS' ability to perform the Services hereunder or adversely affects ACS' ability to meet or comply with the requirements of Title IV, HEA program regulations that govern the Services.

7.     ACS Covenants, Representations and Warranties

        7.1    ACS Covenants.    ACS covenants that it shall:

          (a)   Take all necessary steps, including backgrounds checks, to ensure the eligibility of all ACS employees or independent contractors to provide Services to Customer under the HEA and any regulations or guidelines prescribed by the HEA;

          (b)   Immediately notify Customer of any investigation initiated against ACS by the U.S. Department of Education or any change in ACS' representations under Section 7.2(d);

          (c)   Take reasonable steps to ensure that all written, oral or electronic information and material maintained by ACS in connection with the Services is current, accurate and complete, is maintained on a secure server and is updated on a prompt and continuous basis;

          (d)   Maintain operational procedures pertaining to the Services which are consistent with Customer's operational policies, procedures and the requirements of this Agreement;

          (e)   Ensure all ACS' policies and procedures pertaining to the Services comply with all applicable federal and state rules and requirements applicable to third-party service providers including, without limitation, the HEA and any regulations or guidelines prescribed by the HEA; and

          (f)    Confirm the eligibility for each student in advance of Customer making any disbursements in accordance with the HEA and any regulatory provisions prescribed under the HEA.

        7.2    Representations and Warranties.

          (a)    Organization of ACS.    ACS is a corporation, duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified to do business in such state. ACS has full power and all necessary permits, licenses, approvals, authorizations, franchises and registrations to perform the Services.

          (b)    Authorization; Enforceability.    The execution, delivery and performance of this Agreement by ACS and all of the documents and instruments required by this Agreement to be executed by ACS are within the power of ACS and have been duly authorized by all necessary action by ACS. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by ACS will be, when executed and delivered by ACS, the legal, valid and binding obligations of ACS enforceable against ACS in accordance with their respective terms.

          (c)    No Violation or Conflict.    The execution, delivery and performance of this Agreement by ACS do not conflict with or violate any law or regulation applicable to ACS, the organizational documents of ACS or any contract or agreement to which ACS is a party or by which it is bound.

          (d)    HEA Compliance.    ACS has not been limited, suspended, or terminated by the Secretary of the U.S. Department of Education within the preceding five years. Neither ACS, a person who exercises substantial control over ACS, or, to the best of ACS' knowledge, any employee or independent contractor who provides Services has been convicted of, or has pled nolo contendere or guilty to, a crime involving the acquisition, use, or expenditure of Federal, State, or local government funds, or has been administratively or judicially determined to have committed fraud or any other material violation of law involving those funds.

          (e)    No Other Warranties.    EXCEPT AS SET FORTH IN THIS AGREEMENT, ACS DOES NOT MAKE ANY WARRANTIES WITH RESPECT TO THE SERVICES OR OTHER DELIVERABLES PROVIDED UNDER THIS AGREEMENT AND EXPLICITLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED.

        ACS acknowledges and agrees that ACS' breach of its covenants, representations and warranties under this Section 7 shall excuse Customer's performance hereunder to the extent that such breach impairs Customer's ability to perform hereunder or adversely affects Customer's ability to meet or comply with the requirements of Title IV, HEA program regulations that govern the Services.

8.     Payments

        8.1    Monthly Fees.    ACS will bill Customer each month during the term of this Agreement based on number of "Actions" which occurred during the prior month. The definition of "Actions" and fees for each Action will be documented in each Task Order.

        Customer shall cause ACS to be paid the foregoing fees on a monthly basis within thirty (30) days of ACS' delivery of an invoice for the preceding month's Actions.

        8.2    Invoices; Reimbursable Costs; Payments.    Customer shall reimburse ACS, on a monthly basis within thirty (30) days of ACS' delivery of an invoice, for all of ACS' actual out-of-pocket costs ("Reimbursable Costs") for stationery, envelopes, brochures, postage, long distance charges and similar direct out-of-pocket costs incurred in the performance of its duties under this Agreement.

        8.3    Interest on Past Due Amounts.    If Customer's payment of the monthly fees due under Section 8.1 or the Reimbursable Costs due under Section 8.2 is not received by ACS within forty-five (45) days after delivery of the invoice by ACS, Customer shall pay, in addition to the amount so due, an interest charge of 1.5% per month for the portion of such amount which is overdue and outstanding and is not in good faith dispute.

        8.4    Disputes.    In the event that Customer in good faith disputes in writing charges billed by ACS to Customer within thirty (30) days of delivery of an invoice, then Customer may withhold only that portion of an invoice that it disputes in good faith. Within ten (10) days of notifying ACS of a dispute, Customer shall describe in writing the basis for withholding payment. The Parties agree to make reasonable efforts to resolve any billing dispute within thirty (30) days of Customer's notice described in the previous sentence. If disputes cannot be resolved within the prescribed timeframe, either Party shall have the right, upon written notice, to submit the dispute for resolution pursuant to Section 17(f).

9.     Term and Termination

        9.1    Term.    The term of this Agreement will begin on the Effective Date and will continue for a period of three (3) years; provided however, this Agreement will continue to remain in effect with respect to any Task Orders already issued at the time of such termination, until such Task Orders are themselves terminated or performance thereunder is completed. Unless either Party gives written notice of termination to the other at least [***] days before the scheduled expiration date, the term of this Agreement shall automatically be extended for successive [***] periods thereafter, on the same terms and conditions unless the Parties mutually agree otherwise in writing.

        9.2    Customer Termination for Convenience.    Customer may, at its sole option, terminate this Agreement and/or any or all Task Orders outstanding, or any portion thereof, upon [***] days prior written notice and payment of any early termination fee set forth in the Task Order(s). Upon the effective date of termination, ACS will inform Customer of the extent to which performance has been completed through such date, and collect and deliver to Customer whatever work product then exists in a manner prescribed by Customer. ACS will be paid for all work performed through the date of termination, plus any termination charges that may be specified in the Task Order(s) so terminated.

        9.3    ACS Termination for Convenience.    ACS may, at its sole option, terminate this Agreement and/or any or all Task Orders outstanding, or any portion thereof, upon [***] days prior written notice. Upon the effective date of termination, ACS will inform Customer of the extent to which performance has been completed through such date, and collect and deliver to Customer whatever work product then exists in a manner prescribed by Customer. ACS will be paid for all work performed through the date of termination.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

        9.4    Termination for Cause.    Either Party may terminate this Agreement (or any Task Order) upon thirty (30) days prior written notice in the event of a material breach by the other Party of its obligations under this Agreement or any applicable Task Order(s) and the Party said to be in breach fails to cure the condition of breach within thirty days after receipt of the notice of breach.

        9.5    Termination for Misconduct.    Either Party may terminate this Agreement effective upon notice if the other Party has engaged in criminal misconduct in its handling of Title IV, HEA program funds.

        9.6    Termination for Non-payment.    ACS will have the option, but not the obligation, to terminate a Task Order or suspend performance of the Services if Customer fails to pay when due undisputed amounts (including, without limitation, amounts determined pursuant to Section 17(e) and 17(f)) below to be owing to ACS under such Task Order and Customer fails to cure such failure within ten (10) days after receipt of written notice from ACS.

        9.7    Termination for Bankruptcy.    Either Party may immediately terminate this Agreement by notice to the other Party if the other Party (a) becomes subject to a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, (b) becomes subject to an involuntary petition regarding the foregoing that is not dismissed within 60 days after filing, (c) declares or admits publicly and in writing that it is insolvent or is unable to meets its debts as they mature, or (d) makes an assignment for the benefit of all or substantially all of its creditors.

        9.8    Other Termination Provisions.    Either Party to this Agreement may terminate this Agreement as provided in Section 16, Force Majeure.

        9.9    Payment for Services upon Termination or Expiration.    If this Agreement or a Task Order expires or is terminated for any reason, ACS shall be entitled to payment for all Services performed prior to such termination or expiration and during the period from the date of the notice of termination through the effective date of such termination, plus any applicable interest charge, all as provided in Section 8.3. Upon an expiration of this Agreement pursuant to Section 9.1, the Parties shall handle their obligations hereunder in accordance with the Termination Transitional Period Guidelines set forth in Section 9.10. The Parties agree that it is important that both Parties adhere to these Termination Transitional Period Guidelines in order not to disrupt the education of the students or the reputation of the Customer or ACS with the Department of Education.

        9.10    Termination Transitional Period.    Upon the termination of this Agreement by either Party, there shall be a transitional period, as follows:

          (a)   Customer shall have the right but not the obligation to continue to send new students to ACS for a period of ninety (90) days after delivery of a notice of termination. ACS must accept these new students and shall be responsible for processing them as documented in the respective Task Order for the remainder of the Certified Year for the individual student in which the notice of termination was delivered.

          (b)   Following the notice of termination, ACS shall also be responsible, if requested by Customer, for processing all students that it had previously received for the balance of the Certified Year for the individual student in which the notice of termination has been delivered.

          (c)   All normal fees and charges pursuant to the terminated Task Order shall continue to apply to students who are handled by ACS during this Termination Transitional Period.

          (d)   The terms and conditions of the terminated Agreement and the Task Order shall continue to apply to Services provided by ACS during this Termination Transitional Period.

          (e)   Notwithstanding the forgoing, ACS shall have no obligation to provide Termination Transitional Period services pursuant to this Section 9.10 if: (i) a Task Order has been or could have been terminated pursuant to Section 9.6 or Section 9.7, or (ii) if there are outstanding invoices that have not been paid pursuant to Section 8.

        The procedure referred to in Section 9.10 (a) through (e) is referred to herein as "Termination Transitional Period Guidelines."

        The term "Certified Year" shall mean the period of time up to 12 months determined by the original packaging by ACS.

        9.11    ACS' Obligations upon Termination.

        (a)   If ACS or Customer terminates this Agreement in accordance with its terms, ACS shall, "cooperate" with Customer's New Servicer under the Title IV, HEA programs in transitioning the Services and promptly return to Customer, or at its direction, to Customer's New Servicer, the following:

          (i)    all records in ACS' possession pertaining to Customer's participation in the Title IV, HEA programs for which Services are no longer provided; provided, however, that ACS may retain copies of any records in its possession subject to the provisions of the Confidentiality Section of this Agreement; and

          (ii)   promptly delivers to Customer the records in ACS' possession pertaining to the students that ACS is processing during the Termination Transitional Period as soon as ACS is no longer providing Services to that student; provided, however, that ACS may retain copies of any records in its possession subject to the provisions of the Confidentiality section of this Agreement; and

        (b)   For purposes of this Section 9.11, "cooperation" means to provide the Customer's New Servicer with (i) all Customer files; (ii) a brief status report on all students being turned over to the Customer's New Servicer; and (iii) answer verbal or written questions from Customer's New Servicer, which in the aggregate do not exceed fifteen hours. If the category (iii) questions exceed fifteen hours after the receipt of Notice of Termination, ACS will bill for its time at two (2) times the employee's hourly wage rate per one hour time segment (broken down into .10 increments) plus materials used at ACS' cost and shall provide Customer with a detailed itemization of the services and the time involved.

        (c)   ACS is not responsible for training Customer's New Servicer and it is not responsible for the conversion of the Customer's records to the Customer's New Servicer if the Customer's New Servicer has a different computer system and/or a different software program than ACS.

        (d)   Notwithstanding the forgoing, ACS shall have no obligation to provide services pursuant to this Section 9.11 if: (i) a Task Order has been or could have been terminated pursuant to Section 9.6 or Section 9.7, or (ii) if there are outstanding invoices that have not been paid pursuant to Section 8.

10.   Customer's Facilities and Assets

        10.1    Access.    Beginning on the Effective Date, Customer shall provide ACS with access to and use of all of its owned, leased or licensed real and personal property (including but not limited to all hardware and software) reasonably required by ACS to perform its obligations under this Agreement (the "Asset(s)"), and shall maintain the Assets in good working order as reasonably required to permit ACS to perform its obligations under this Agreement. ACS shall use such access in accordance with Customer's policies and procedures governing access to and use of Customer's facilities, provided that such policies and procedures shall not unduly restrict ACS from performing ACS' duties and obligations under this Agreement.

        10.2    Software Licenses; Third Party Consents.    Throughout this Agreement, Customer shall have the rights (whether by ownership or by license from the owner thereof) to use in its business operations, and shall maintain in good working order, all systems and software programs necessary to allow ACS to perform the Services in accordance with this Agreement. To the extent the use of any of such Assets requires the consent of any third-party, or a security clearance is needed for ACS to have access (either on-site or remote) to any Asset, Customer shall obtain such consent and/or security clearance for ACS at its sole cost and expense. In addition, Customer shall make available all documentation reasonably required by ACS to operate Customer's software and third-party software, including, without limitation, operations manuals, user guides, specifications, backup procedures, recovery guidelines, and restart guidelines. Customer shall remain responsible for all obligations owed by it to any third-party related to this Section 10.2 as long as ACS follows such third parties' guidelines for access and use of the Assets.

11.   Protection of Confidential Information; GLB Act Compliance

        In the process of negotiating and effecting the transactions contemplated hereunder, each Party will have access to confidential information made available by the other Party ("Confidential Information"). Confidential Information shall specifically and without limitation include: (a) all records relating to Customer's students provided to ACS and (b) this Agreement and any Task Orders, exhibits and amendments thereto., but shall not include information that (i) is generally available to the public, (ii) was available to the Party holding such information from a source other than the other party to this Agreement, or (iii) has been independently acquired by the Party holding such information. As to all Confidential Information:

          (a)   The receiving Party shall preserve the secrecy of Confidential Information, and, consistent with that obligation:

            1.     shall not use, or induce or permit others to use, any Confidential Information for any other purpose whatsoever, nor at any time, except in carrying out its obligations under this Agreement, directly or indirectly, print, copy or otherwise reproduce, in whole or in part, any Confidential Information, without the prior written consent of the disclosing Party, nor shall the receiving Party disclose or reveal any Confidential Information to anyone except those of its employees, agents or consultants with a need to know;

            2.     agrees that all third parties to whom receiving Party reveals any Confidential Information, whether revealed in compliance with or in breach of this Agreement, shall be bound by the terms of, and be jointly and severally liable under, this Agreement and that it shall be the obligation of receiving Party to bind, and obtain the adherence of, every such party to this Agreement;

            3.     shall, upon the disclosing Party's request, or upon termination of this Agreement, whichever occurs first, return to the disclosing Party all documents or materials relating to or containing any Confidential Information including any such material created by or on behalf of the receiving Party; and

            4.     acknowledges that all Confidential Information is and shall remain the property of the disclosing Party.

          (b)   If the receiving Party is requested or required to disclose Confidential Information pursuant to a subpoena or an order of a court or governmental agency, the receiving Party shall:

            1.     Promptly notify the disclosing party of the existence, terms, and circumstances surrounding the governmental request or requirement;

            2.     Consult with the disclosing Party on the advisability or taking steps to resist or narrow the request;

            3.     If disclosure of Confidential Information is required, furnish only such portion of the Confidential Information as the receiving Party is advised by counsel is legally required to be disclosed; and

            4.     Cooperate with the disclosing Party in its efforts to obtain an order or other reliable assurance that confidential treatment be accorded to that portion of the Confidential Information that is required to be disclosed.

          (c)   Customer will (i) request confidential treatment for this Agreement and related materials under Rule 406 of the Securities Act of 1933, as amended, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and SEC Rule 83, as such Rules are applicable, (ii) request review of any Securities and Exchange Commission decision denying such treatment, if requested by ACS; and (iii) to the extent permitted by law and applicable SEC regulations and to the extent requested by ACS, withdraw the contract and any related material submitted to the Securities and Exchange Commission if such confidential treatment is denied. Customer shall also promptly inform ACS of Customer's and the Securities and Exchange Commission's actions and determinations which are related to the prior sentence.

          (d)   To the extent required by applicable law or regulation, in performing its services, ACS shall comply with the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq. (the "GLB Act"), and all applicable regulations promulgated thereunder, relating to the privacy and security of personally identifiable consumer data. This Section 11 shall survive termination of this Agreement. Any Party making a disclosure of Confidential Information shall bear the legal responsibility resulting from that disclosure to any third party, including but not limited to liability to the Department of Education and any student whose Confidential Information is disclosed.

          (e)   The obligations to protect Confidential Information as set forth in this Section 11 hereof shall survive the termination of this Agreement.

12.   Contractors

        ACS shall have the right to use contractors and subcontractors to perform the Services hereunder, provided that all such contractors and subcontractors will be subject to the supervision and management of ACS and will comply with the requirements of Title IV, HEA program regulations regarding the provision of Services. ACS shall have the right to disclose Customer's Confidential Information to, and/or allow access to such by, any of ACS' contractors, subcontractors, agents and/or other third parties supplying products, services or systems as such disclosure of Confidential Information as may be reasonably required to permit such contractor, subcontractor, agent or third-party to assist ACS in its performance of obligations under this Agreement, provided that ACS shall require such contractors, subcontractors, agents and/or other third parties to execute an appropriate nondisclosure agreement and shall take such other steps as may be required to protect Confidential Information as required under Section 11 hereof. ACS shall be responsible as provided for in this Agreement for the disclosure of any Confidential Information by its contractors or subcontractors.

13.   Indemnification and Insurance

        13.1    Customer Indemnification.    Customer shall indemnify and hold ACS, its officers, employees, affiliates, agents and subcontractors harmless against, and will reimburse ACS for, any claim, liability, judgment, settlement, damage, payment, loss, cost or expense (including reasonable attorneys' fees) ("Claim") incurred by or asserted against ACS or such other parties at any time after the Effective Date to the extent the Claim arose from or relates to:

          (a)   Negligent acts or omissions or willful misconduct by Customer in performing its obligation under this Agreement;

          (b)   Customer's material breach of its covenants, representations or warranties under this Agreement; and

          (c)   Claims by third parties arising out of or relating to any obligation not expressly assumed by ACS under this Agreement, including without limitation any claim arising from ACS' compliance with specific directions or instructions from Customer and any claim by the Secretary of Education, a guaranty agency, or a student loan lender against ACS arising out of ACS' violation of the HEA, to the extent such claims exceed the liability limitation set forth in Section 14 hereof..

        13.2    ACS Indemnification.    ACS shall indemnify and hold Customer, its officers, directors, employees, affiliates and agents harmless against, and will reimburse Customer for, any claim, liability, judgment, settlement, damage, payment, loss, cost or expense (including reasonable attorney's fees) ("Claim") incurred by or asserted against Customer by a third-party at any time after the Effective Date to the extent the Claim arose from or relates to:

          (a)   Negligent acts or omissions or willful misconduct of ACS, its officers, employees, affiliates, agents, contractors and subcontractors in providing Services or in failing to provide Services under this Agreement;

          (b)   A material breach by ACS, its officers, employees, affiliates, agents, contractors and subcontractors of ACS' covenants, representations or warranties under this Agreement; and

          (c)   Any theft or other misappropriation of Customer's property or funds by ACS or any of ACS' employees, affiliates, agents, contractors and subcontractors.

        13.3    Indemnification Procedures.

          (a)   Promptly after receipt by an indemnitee of any written claim or notice of any action giving rise to a claim for indemnification by the indemnitee, the indemnitee shall so notify the indemnitor and shall provide copies of such claim or any documents relating to the action. No failure to so notify an indemnitor shall relieve the indemnitor of its obligations under this Agreement except to the extent that the failure or delay is prejudicial. Within thirty (30) days following receipt of such written notice, but in any event no later than ten (10) days before the deadline for any responsive pleading, the indemnitor shall notify the indemnitee in writing (a "Notice of Assumption of Defense") if the indemnitor elects to assume control of the defense and settlement of such claim or action.

          (b)   If the indemnitor delivers a Notice of Assumption of Defense with respect to a claim within the required period, the indemnitor shall have sole control over the defense and settlement of such claim; provided, however, that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim and (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnitor has delivered a timely Notice of Assumption of Defense relating to any claim, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by such indemnitee in connection with the defense of such claim; provided, however, that the indemnitor shall pay for separate counsel for the indemnitee to the extent that conflicts or potential conflicts of interest between the Parties so require. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid by such indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Assumption of Defense if such amount was agreed to without prior written consent of the indemnitor, which shall not be unreasonably withheld or delayed in the case of monetary claims. An indemnitor may withhold consent to settlement of claims of infringement affecting its proprietary rights in its sole discretion.

          (c)   If the indemnitor does not deliver a Notice of Assumption of Defense relating to a claim within the required notice period, the indemnitee shall have the right to defend the claim in such a manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses upon written request therefor.

        13.4    Subrogation.    In the event an indemnitor indemnifies an indemnitee pursuant to this Article, the indemnitor shall, upon payment in full of such indemnity, be subrogated to all of the rights of the indemnitee with respect to the claim to which such indemnity relates.

        13.5    Processing Error.    Processing Errors in the Services and the responsibility for such errors will be addressed in the Task Order.

        13.6    ACS' Insurance.    ACS shall maintain during the term of this Agreement, and for a reasonable "tail" period thereafter, policies for general liability, employee dishonesty and fraud and errors & omissions insurance including internet liability with insurers reasonably acceptable to Customer and in amounts customarily maintained by entities similarly situated. ACS shall name Customer as an additional insured on the general liability policy and provide Customer with certificates of such insurance upon request.

        13.7    Survival.    This Section 13 shall survive termination of this Agreement.

14.   Limitation of Damages

        14.1    ACS.    Notwithstanding anything to the contrary, ACS' maximum aggregate liability relating to the Services rendered under this Agreement (regardless of form of action, whether in contract, tort, negligence or otherwise) shall not exceed the lesser of (i) the actual damages incurred by Customer as a result of the event(s) giving rise to the liability, or (ii) the Monthly Charges paid to ACS for the twelve (12) months prior to the month during the term of this Agreement in which the latest event, act or omission occurs which gives rise to such liability. ACS shall have no liability for (i) any violation of applicable law or regulation by Customer, or (ii) the non-payment or uncollectibility of any student receivable in relation to any student file serviced under this Agreement. ACS shall have no liability for (i) any violation of applicable law or regulation by Customer, or (ii) the non-payment or uncollectibility of any student receivable in relation to any student file serviced under this Agreement.

        14.2    Customer.    Except for Claims related to indemnification or Claims arising from a violation of the law by Customer, Customer's maximum aggregate liability relating to its obligations under this Agreement (regardless of form of action, whether in contract, tort, negligence or otherwise) shall not exceed the actual damages incurred by ACS as a result of the event(s) giving rise to the liability. Customer shall have no liability for any claim by ACS to the extent it arose from any violation of applicable law or regulation by ACS.

        14.3    Both Parties to Each Other.    Neither Party shall have any liability for any special, incidental, punitive or consequential loss, damage, or expense (including without limitation, lost profits or opportunity costs) caused by the acts or omissions of it or its agents, even if advised of their possible existence. The limitation of damages contained in Section 14.1 shall not apply to damages owed to (i) a third party pursuant to a disclosure of Confidential Information pursuant to the last sentence in Section 11 or (ii) owed to the U.S. Department of Education or any of its regulatory divisions.

15.   Change in Circumstances

        The occurrence of (a) any event or transaction which the Parties mutually agree will materially increase or decrease the size or nature of the operations of Customer that, in turn, affects the scope, manner, nature or quantity of the Services, or (b) any change in any laws, rules or regulations that the Parties mutually agree will materially increase or decrease the size or nature of the operations of Customer that, in turn, affects the scope, manner, nature or quantity of the Services, including without limitation any change in the interpretation or process or enforcement policies, procedures or practices related to any third-party servicer regulations promulgated by the U.S. Department of Education, shall be considered a change in the scope of services ("Change in Scope"). Each Change in Scope shall be documented in the form attached hereto as the CHANGE ORDER REQUEST ADDENDUM. ACS and Customer shall promptly meet to analyze the change and determine the impact to this Agreement. ACS shall have no obligation to commence work in connection with any Change in Scope until the impact of such change is agreed upon by the parties and the Agreement is amended. In the event of an impact to the fees as documented in the respective Task Order, ACS and Customer shall negotiate in good faith an equitable adjustment in the fees payable to ACS. If such fee impact cannot be agreed upon within thirty (30) business days, either Party shall have the right, upon written notice, to submit the dispute for resolutions pursuant to Section 17(f).

16.   Force Majeure

        "Force Majeure" means unforeseeable causes beyond the reasonable control of and which occur without the material fault or negligence of the Party claiming Force Majeure, including, without limitation, acts of God, wars, insurrections, riots, acts of any governmental units, strikes, blackouts, explosions, fires, floods, earthquakes, landslides, lightning, wind, terrorism, sabotage, any failure of equipment or other similar events. If as a result of Force Majeure a Party hereto is rendered wholly or partly unable to perform its obligations under this Agreement, that Party shall be excused from whatever performance is affected by the Force Majeure to the extent so affected, provided that:

          (a)   The Party claiming relief gives the other Party prompt written notice describing the particulars of the Force Majeure.

          (b)   The permitted suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure.

          (c)   A Force Majeure may continue only so long as the Party claiming Force Majeure is exercising commercially reasonable efforts to eliminate the Force Majeure condition. If at any time during the period of Force Majeure, the non-performing Party fails to undertake or ceases undertaking commercially reasonable efforts to remedy its inability to perform, then the non-performing Party shall no longer be excused from its performance pursuant to Section 13.

          (d)   If the Force Majeure condition materially affects a Party's performance hereunder for a period greater than ten (10) business days, then the other Party shall be entitled to terminate this Agreement upon giving written notice to the non-performing Party. In the case that such Notice of Termination is given then the Termination Transitional Period Guidelines in Section 9.2 shall apply.

17.   Miscellaneous

        (a)    Trademarks, Etc.    Neither Party shall use the other Party's name, trademarks, service marks, logos, trade names and/or branding without such Party's prior written consent. Notwithstanding anything herein to the contrary, ACS may reference or list Customer's name and/or a general description of the Services/project.

        (b)    ACS Materials.    Upon termination of this Agreement, ACS shall deliver to Customer a copy in electronic form of all student records for students that were handled or processed by ACS during the term of the Agreement. The electronic data shall be in a format that is readily usable by Customer. All materials created, produced, delivered or developed by ACS during the performance of the Services and during the proposal, negotiation and transition process shall be owned exclusively by ACS. Customer shall return all such materials to ACS, promptly following termination of this Agreement or ACS' written request, without retaining copies, and hereby assigns any rights it or its personnel may have in such materials to ACS.

        (c)    No Assignment.    This Agreement may not be assigned or otherwise transferred by either Party without the prior express written consent of the other Party.

        (d)    Notices.    Any notices given pursuant to this Agreement shall be in writing, delivered to the respective addresses set forth herein (or such other address for either Party as such Party may hereafter specify in writing to the other Party), and shall be considered given when received.

        (e)    Governing Law.    The laws of the State of Delaware shall govern this Agreement, without regards to its conflict of law principles.

        (f)    Arbitration.    In the event of any disputes, claims or controversies arising out of or relating to this Agreement, either party may give written notice to the other party setting forth the nature of such dispute ("Dispute Notice"). The parties shall meet and confer to discuss the dispute in good faith within five days of the other party's receipt of a Dispute Notice in an attempt to resolve the dispute informally among the parties. The parties shall meet at such date(s) and time(s) as are mutually convenient and shall have 10 business days to resolve the dispute.

        Any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by the parties' mutual agreement shall be resolved by final and binding arbitration as the exclusive remedy in accordance with rules of the American Arbitration Association in effect at the time arbitration is initiated or another professional dispute-resolution organization mutually acceptable to the parties (the "Arbitration Organization"). Unless otherwise agreed by the Parties, any arbitration session under this Section 17(e) will be held at the Arbitration Organization's office in Wilmington, Delaware. BY SIGNING THIS AGREEMENT, EACH PARTY AGREES THAT IT IS GIVING UP ITS RIGHT TO FILE A LAWSUIT IN A COURT OF LAW AND TO HAVE ITS CASE HEARD BY A JUDGE AND/OR JURY.

        For disputes in an amount under $100,000, the parties shall, within 10 business days of the termination of informal discussions, mutually agree upon an arbitrator. The selected arbitrator must have experience in the for-profit education industry. If the parties cannot agree upon an arbitrator within the stated time period, the parties may request that an arbitrator be appointed for them by the Arbitration Organization. This arbitrator will serve as the arbitrator for all future disputes in an amount under $100,000 for the following 12 months.

        For disputes in an amount of $100,000 or more, the parties shall meet with a mediator within 10 business days of the termination of informal discussions. If within 10 business days of first meeting the parties cannot resolve the dispute through mediation, the parties shall proceed to arbitration. Each party shall have 10 business days to select one arbitrator on their own behalf. The selected arbitrators must have experience in the for-profit education industry. Within five business days of the selection of the second arbitrator, the selected arbitrators will nominate a neutral and impartial third arbitrator, who has experience in the for-profit education industry. This board of arbitrators shall serve as the arbitrators for all future disputes in an amount of $100,000 or over for the following 12 months.

        The arbitrator's award shall be final and binding on all parties, and neither party shall have any right to contest or appeal the arbitrator's award except on the grounds expressly provided by the United States Arbitration Act. The parties will separately bear their own costs and expenses (including legal fees) of participating in the arbitration process. Responsibility for the arbitrator's fees and expenses shall be determined as part of the arbitrator's award.

        Notwithstanding the forgoing, ACS shall not be required to arbitrate a dispute involving the non-payment of undisputed fees or charges.

        (g)    Email Communications.    Customer and ACS acknowledge that: (1) ACS and Customer may correspond or convey documentation to each other via Internet e-mail unless the other Party expressly requests otherwise, (2) neither Party has control over the performance, reliability, availability, or security of Internet e-mail, and (3) neither Party shall be liable for any loss, damage, expense, harm or inconvenience resulting from the loss, delay, interception, corruption, or alteration of any Internet e-mail due to any reason beyond such Party's reasonable control, provided that notwithstanding the foregoing, ACS and Customer both agree to adopt security measures with respect to such communications and data that are consistent with all applicable federal or state laws or regulations and that are reasonable under the circumstances and consistent with generally-accepted industry best practices.

        (h)    Entire Agreement; Amendments and Waivers; Illegality.    This Agreement constitutes the entire understanding and agreement between Customer and ACS with respect to the subject matter hereof, supersedes all prior oral and written communications, and may only be amended, modified or changed (including changes in scope or nature of the Services or charges) pursuant to an instrument executed by both parties. No term of this Agreement shall be deemed waived, and no breach of this Agreement excused, unless the waiver or consent is in writing signed by the Party granting such waiver or consent. If any term or provision of this Agreement is determined to be illegal or unenforceable, such term or provision shall be deemed stricken, and all other terms and provisions shall remain in full force and effect.

        (i)    Notices.    Whenever under this Agreement one Party is required or permitted to give notice to the other, such notice will be deemed given when delivered in hand or three (3) business days after the date mailed by United States mail, certified mail, return receipt requested, postage prepaid, or one day after the date sent via a nationally recognized overnight courier service, and addressed as follows:

    In the case of ACS:

    Affiliated Computer Services, Inc.
    1150 E. University Drive, Suite 300
    Tempe, AZ 85281
    Attn: Kathleen C. Harris

    With a copy to:

    Affiliated Computer Services, Inc.
    One World Trade Center Suite 2200
    Long Beach, CA 90831
    Attn: Steve Allen

    With a copy to:

    Affiliated Computer Services, Inc.
    2828 North Haskell
    Dallas, TX 75204
    Attn: Group President—Commercial Solutions Group

    In the case of Customer:

    Ashford University, LLC
    13500 Evening Creek Drive North, Suite 600
    San Diego, CA 92128
    Attn: Daniel J. Devine

    With a copy to:

    Ashford University, LLC
    13500 Evening Creek Drive North, Suite 600
    San Diego, CA 92128
    Attn: General Counsel

        Either Party may change its address for notification purposes by giving the other three (3) days prior written notice of the new address and the date upon which it will become effective.

        (j)    Conflict Between This Agreement and Any Task Order.    Should there be a conflict between this Agreement and any Task Order, the terms of this Agreement shall control unless the Task Order specifically identifies the provisions in the Agreement that it supersedes.

        (k)    Notification of Change in Control of ACS.    Within ten (10) days after a Change of Control in ACS, ACS shall notify Customer of such Change of Control. A Change of Control shall mean the acquisition of 50.1% or more of an interest in ACS by one entity or affiliated entities.

18.   Invoice Audit

        18.1    Audits.    ACS will maintain records to substantiate ACS' charges under each Task Order. Customer will have access to such records for purposes of audit, either through its own representatives or through an accounting firm selected and paid by Customer, upon seventy two (72) hours prior notice to ACS. Any such review of ACS' records will be conducted at reasonable times during normal business hours, no more than once quarterly, and be subject to ACS security and confidentiality requirements.

        18.2    Limitations.    Notwithstanding the intended breadth of Customer's audit rights, Customer shall not be given access to (i) the proprietary information of other ACS customers or contracts, or (ii) ACS locations that are not related to Customer or the Services, or (iii) ACS' internal costs. Further, ACS shall not be required to cooperate with or grant access to its records to any direct competitor of ACS.

        18.3    Cooperation.    ACS will reasonably cooperate in the audits and reviews and furnish requested information on a timely basis; provided, however, that (a) if such assistance requires a substantial level of resources at ACS, ACS shall notify Customer in advance that there will be a delay if the audit is to proceed at a certain specified time, and if Customer decides to proceed with the audit, such assistance shall be chargeable at the time and materials rates set out in the applicable Task Order, and (b) to the extent that any audit substantially interferes with, hinders, or delays ACS' performance of the Services, ACS will be excused from any applicable service levels stated in a Task Order for the period of time that is equal to the time of such substantial interference and any associated penalties and/or credits that may be due to Customer will be abated, but only for the period of time that is equal to the time of such substantial interference.

[Signature page to follow on next page.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set above.

ACCEPTED AND AGREED:		ACCEPTED AND AGREED:
Affiliated Computer Services, Inc.		Ashford University, LLC
By:	/s/ KENT SCHNACKER	By:	/s/ JANE MCAULIFFE
Name:	Kent Schnacker	Name:	Jane McAuliffe
Title:	Senior Managing Director	Title:	CEO
Date:		Date:	12-31-08

 Task Order One(1)
Centralized Financial Aid Processing
Affiliated Computer Services, Inc. and Ashford University, LLC

        This Task Order One (1) (Task Order) is entered into January 1, 2009 pursuant to the General Services Agreement ("Agreement") by and between Affiliated Computer Services, Inc. ("ACS") and Ashford University, LLC ("Customer"). Except as may otherwise be provided in this Task Order, all terms and conditions of the Agreement shall remain unmodified and in full force and effect. Should there be a conflict between the Agreement and this Task Order, the terms of the Agreement shall control unless this Task Order specifically identifies the provisions in the Agreement that it supersedes.

I. The Service

        Effective January 1, 2009, ACS will provide Call Center and Transactional Processing services relating to the functions of ISIR document collection/review, Verification/C-code/Conflicting Information resolution, Packaging/Certification/Revision, Disbursement Eligibility Review and Title IV Refund Processing for Customer's complete financial aid student populations ("Services").

II. Scope of Service

        The goal of the Services is to support Customer's objective of centralizing the Services to improve student focus, enhance Customer's compliance with the rules and regulations of all regulatory bodies having jurisdiction over Customer, and support Customer's student show rate and growth objectives. Any changes requested or required by Customer to ACS's processes, procedures or types of students serviced will be subject to the Change Request process in section 3.1 of the Agreement and the parties will negotiate in good faith changes to the Services Fees required by the change.

Service	High Level Scope
Outbound/Inbound Call Center Services	• •	Prioritize student populations according to agreed upon student priorities. Contact students to obtain required information.
	•	Respond to inbound student calls and communicate requested follow-up to Customer.
	•	Update ACS and Customer's system(s).
	•	Monitor adherence to agreed upon Service Level Agreements (SLA).
	•	Perform routine quality review of ACS work product.
	•	Continually monitor the processes to identify and implement compliant and efficient improvements.
	•	Provide agreed upon reporting.
ISIR Review and Verification/C-code/Conflicting Information Resolution	• • •	Prioritize student populations according to agreed upon student priorities.
Review ISIR records to identify if Verification, C-code or Conflicting Information issues exist.
Receive, scan, index and review received documents.
	•	Perform Verification, C-code or Conflicting Information resolution for those students providing the required information.
	•	Update ACS, External and Customer's system(s).
	•	Monitor adherence to agreed upon Service Level Agreements (SLA).
	•	Perform routine quality review of ACS work product.
	•	Continually monitor the processes to identify and implement compliant and efficient improvements.
	•	Provide agreed upon reporting.

1

Service	High Level Scope
Packaging/Certification/Revision	•	Prioritize student populations according to agreed upon student priorities.
	•	Determine student eligibility, award and certify.
	•	Process Revisions to student awards as requested by Customer.
	•	Update ACS, External and Customer's system(s).
	•	Monitor adherence to agreed upon Service Level Agreements (SLA).
	•	Perform routine quality review of ACS work product.
	•	Continually monitor the processes to identify and implement compliant and efficient improvements.
	•	Provide agreed upon reporting.
Disbursement Eligibility Review	•	Prioritize student populations according to agreed upon student priorities.
	•	Review student eligibility and adjust as applicable.
	•	Update ACS, External and Customer's system(s).
	•	Monitor adherence to agreed upon Service Level Agreements (SLA).
	•	Perform routine quality review of ACS work product.
	•	Continually monitor the processes to identify and implement compliant and efficient improvements.
	•	Provide agreed upon reporting.
Title IV Refund Processing	•	Prioritize student populations according to agreed upon student priorities.
	•	Review students and complete calculations, returns and exit processing as applicable.
	•	Update ACS, External and Customer's system(s).
	•	Monitor adherence to agreed upon Service Level Agreements (SLA).
	•	Perform routine quality review of ACS work product.
	•	Continually monitor the processes to identify and implement compliant and efficient improvements.
	•	Provide agreed upon reporting.

III. Fees

3.1   Service Fees

        ACS will provide the Services (as documented in Section I) based upon the following service categories ("Actions"):

          Call Center

      •
      Inbound Calls

      •
      Outbound Accounts Worked

      •
      Emails

          Transactional Processing

      •
      Pre-Cert (Intake)

      •
      Imaging

      •
      ISIR Review (Includes initial ISIR review and Verification/C-code/Conflicting Information Review)

      •
      Certification

2

        •
        New Students

        •
        Renewal Students

        •
        Revisions

      •
      Disbursement Review

      •
      R2T4 (Refund)Calculations

        ACS will bill monthly for each Action based upon the below Tiered Unit Pricing table and using the Max Volume Trigger table as the driver for Tiered Unit Price adjustments :

[***]

[***]

[***]

[***]

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

3

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3.2   Service Level Agreement Service Fee Adjustments

        The following outlines the actions to be taken in the event ACS fails to meet the SLA requirements as documented in Section 5.7:

        If based upon a monthly average ACS fails to meet [***] of the SLAs in effect in [***] or if ACS fails to meet [***] SLA in effect in any [***] months, other than due to reasons beyond ACS' reasonable control (e.g., volumes greater than [***] of expectation, force majeure events, changes in applicable laws or regulations, changes to or malfunctions of Customer systems used by ACS, etc.), Customer may give ACS written notice of such failures (identifying in such notice the failures with particularity). Upon receipt of written notice, the Parties will promptly consult to determine mutually in good faith if in fact such failures have occurred in such month; if such failures have occurred, ACS shall accept such failure notice. If ACS has not materially cured such failures so as to reduce the number of such failures to [***] for [***], then the applicable Action fee will be reduced by [***] for the current month and [***]. Notwithstanding the foregoing, the foregoing reductions shall not be cumulative or exceed [***].

3.3   Incentive Based Fees

        Customer considers the below items key to its operation and will pay the indicated rate premium when ACS achieves the corresponding desired results. Incentives will be invoiced as a new line item entry on the monthly invoice for the last month in the applicable calendar quarter (quarters are based on a calendar year).

        The aggregate of all incentives contained in this paragraph 3.3, will not exceed [***].

  •
  Reduce the New Student Certification Cycle Time—Based upon a quarterly average, for each business day ACS is able to reduce the certification cycle time (baseline is [***] days) ACS will apply a [***] premium to the New Student Certification Unit Rate to all New Student Certification Actions for that calendar quarter. The start trigger date shall be [***] and the end date shall be [***].

  •
  Reduce the Renewal Student Certification Cycle Time for Students in a New Academic Year—Based upon a quarterly average, for each business day ACS is able to reduce the certification cycle time (baseline is [***] days) ACS will apply a [***] premium to the Renewal Student Certification Unit Rate to all Renewal Student Certification Actions for that calendar quarter. The start trigger date shall be [***] and the end date shall be [***].

  •
  Reduce the Renewal Student Certification Cycle Time for Students in the Same Academic Year—Based upon a quarterly average, for each business day ACS is able to reduce the certification cycle time (baseline is [***] days) ACS will apply a [***] premium to the Renewal Student Certification Unit Rate to all Renewal Student Certification Actions for that calendar quarter. The start trigger date shall be [***] and the end date shall be [***].

  •
  Reduce the Revision Student Certification Cycle Time—Based upon a quarterly average, for each business day ACS is able to reduce the certification cycle time (baseline is [***] days) ACS will apply a [***] premium to the Revision Student Certification Unit Rate to all Revision Certification Actions for that calendar quarter. The start trigger date shall be [***] and the end date shall be [***].

  •
  Reduce the Aging for R2T4 (Refund) Calculations—The days will be defined based on the Date of Determination aging in relation to the date the student status is changed to "withdrawn". Based on a quarterly review:

  •
  For each student processed between [***] days, ACS will be paid a [***] premium applied to the Unit Rate for the R2T4 (Refund) Calculation Unit Rate to all applicable R2T4 (Refund) Calculation Actions for that calendar quarter.

  •
  For each student processed between [***] days, ACS will be paid a [***] premium applied to the Unit Rate for the R2T4 (Refund) Calculation Unit Rate to all applicable R2T4 (Refund) Calculation Actions for that calendar quarter.

  •
  No bonus for "Reduce the Aging for R2T4 (Refund)" will be assessed for that quarter if more than [***]% of that quarter's R2T4 (Refund) Calculation Actions are not processed within the Department of Education's requirements.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

4

3.4   [***]

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

5

[***]

3.5   Pass Thru Fees

        ACS will invoice Customer for all of ACS' actual out of pocket costs ("Reimbursable Costs") for stationery, envelopes, brochures and postage incurred in the performance of its duties under this Agreement.

3.6   Software Fees

        All known software fees are included in the above Service fees mentioned in section 3.1. Should additional unforeseen software be identified as a value-add, the parties will in good faith determine the additional fee and document as an amendment to this Task Order agreement.

3.7   Invoice Audit Fees

        In accordance with Section 18.3 of the Agreement, in the event such assistance requires a substantial level of resources at ACS and Customer decides to proceed with the audit, such assistance shall be chargeable at the time and materials rates for the applicable ACS resources,

3.8   Payment Terms

        Fees will be payable by Customer to ACS within thirty (30) days of receipt of monthly invoice and in accordance with the invoicing terms contained in the Agreement.

IV. Term and Termination

4.1   Term

        The term of this Task Order will begin on the Effective Date and will continue for a period of three (3) years (the "Initial Term"). Unless either Party gives written notice of termination to the other at least [***] days before the scheduled expiration date, the term of this Task Order shall automatically be extended for successive [***] periods thereafter, on the same terms and conditions unless the Parties mutually agree otherwise in writing (each a "Renewal Term").

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

6

4.2   Termination for Convenience—Customer

        Pursuant to Section 9.2 of the Agreement, if Customer terminates this Task Order for its convenience including diversion of Financial Aid Processing Services and/or volume from ACS, Customer shall also pay ACS:

  i.
  [***] plus

  ii.
  An early termination fee equal to the sum of the fees due ACS under this Task Order:

  a.
  Months 1 - 12 of the Initial Term—[***]

  b.
  Months 13 - 24 of the Initial Term—[***]

  c.
  Months 25 - 36 of the Initial Term—[***]

  d.
  Renewal Term—[***]

4.3   Termination for Convenience—Service Level

        Pursuant to Section 9.2 of the Agreement, for substantial and material failure to meet the SLAs, termination shall be Customer's sole and exclusive remedy for such failure(s) to meet the SLAs and ACS shall not be deemed in breach hereof or have any liability for damages to Customer in connection therewith. Substantial and material failure to meet the SLAs will be considered to occur when (and only when) ACS has been suffering a fee reduction under Section 3.2 for at least [***] months and fails to correct such failure(s) to meet the SLA(s) involved within thirty (30) days after written notice of termination, and such failure materially adversely affects Customer's administration of US Title IV student assistance. In this event, Customer shall pay ACS a termination fee of [***]. There will be no early termination fee following the end of the Initial Term of this Task Order.

V. The Services

        The following information describes the detail functions the Parties will perform in delivery of the Services:

5.1   Information Systems—Start Up

[***]		[***]	[***]
Product Maintenance
CampusVue
•	Install and maintain software		✓
•	Customize current setup selections to enhance processing performance		✓
•	Update software as new versions become available		✓
SFAonline
•	Maintain web product	✓
•	Update product on an "as-needed basis"	✓

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

7

[***]		[***]	[***]
Telecom
•	Provide telephone equipment/service	✓
•	Provide 800 lines for fax server and incoming SFAonline/Student Support Service calls	✓
Client Connectivity
•	ACS Login(s) to Client Systems		✓
•	ACS User ID(s) for Client Systems		✓
•	Help Desk Support		✓
•	VPN		✓
•	Installation of Client Software on ACS hardware	✓
•	Connectivity Testing	✓	✓
Local IS Support
•	Provide web support and development for communication of performance reporting	✓
•	Provide LAN connection	✓
•	Provide desktop PC support for ACS employees	✓
•	Establish desktop PC hardware and software standards	✓
•	Provide Workflow Tool maintenance	✓
•	Provide Quality Review Tool maintenance	✓
•	Provide full technical support for all ACS servers, databases and interfaces	✓
•	Provide disaster recovery (backups, recovery) for data stored on ACS systems	✓
•	Provide maintenance for ACS systems	✓
•	Perform business analysis of data, software, and processes as required for business and operational challenges	✓
•	Perform technical analysis of systems and infrastructure related to business and operational challenges	✓
•	Administer CampusVue security classes and assignments		✓
•	Administer SFAonline security classes and assignments	✓	✓
•	Maintain ownership and maintenance of desktop PC's at ACS facility	✓

5.2   Support Services

[***]		[***]	[***]
Reporting
•	Perform monthly process performance reporting	✓
•	Produce and distribute appropriate reports for the Joint Oversight Committee meetings	✓
Human Resources
•	Monitor time reporting and attendance tracking of ACS Personnel in accordance with ACS policy	✓
•	Manage hiring, on-boarding, career development, mentoring, retention and termination of ACS Personnel in accordance with ACS policy	✓
Communications
•	Manage internal and limited external communications, as mutually agreed	✓
•	Develop signoff process for release of communications	✓
Financial Analysis
•	Provide financial analysis in conjunction with budgeting, planning and forecasting	✓
•	Analyze the cost versus benefit of modifications to processes and technology	✓

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

8

5.3   Financial Aid Processing

[***]		[***]	[***]
Student Support Service / Customer Intake Support
•	Contact students who have not initiated the SFAonline application process	✓
•	Provide financial aid call center support to students using SFAonline: Monday through Friday, 8:00 am - 7:00 pm PT time	✓
•	Answer BPE student financial aid questions in areas of intake, certification, disbursements and refunds (R2T4)	✓
•	Respond to client student security access requests in relation to SFAonline	✓
•	Respond to and resolve escalated hardware and interface issues associated with SFAonline	✓
•	Handle escalated student calls.	✓	✓
Processing/Revisions
•	Collect documents necessary to determine whether the student is eligible to receive Title IV, HEA program funds	✓
•	Follow up on any missing documents necessary to complete the financial aid process	✓	✓
•	Review and evaluate completeness of documentation submitted by the student regarding eligibility for Title IV, HEA program funds in accordance with the HEA and any regulation prescribed under the HEA and Client's policies	✓
•	Provide entrance and exit interview and counseling materials, websites, etc.	✓
•	Package and certify financial aid files as complete (including the scheduling of disbursement dates) and perform all related system data entry	✓
•	Issue award letter to student		✓
•	Create and send Deny letter to any student whose file does not support the Eligibility Determination	✓
•	Certify alternative loans	✓
•	Revise student file as requested by Customer	✓
•	Process the Inform, Monitor and Alert functions	✓
•	Access NSLDS	✓
•	Perform Pell reconciliation (excluding general ledger reconciliation) and reporting		✓
•	Perform data entry, corrections and cleanup of data in reporting tools	✓
•	Perform ISIR corrections, verification process and C-code resolution	✓
•	Perform ISIR and ISIR corrections batch transmission between CPS and Client		✓
•	Perform financial aid file storage (or record retention) in compliance with U.S. Department of Education regulations and Client policies for document storage and destruction	✓

5.4   Quality Assurance, Training, Regulatory Management

[***]		[***]	[***]
Quality Assurance
•	Develop and apply an agreed upon Quality Assurance Methodology	✓
•	Develop a Quality Assurance Tool that will be a database for storing performance data supporting the Quality Assurance Methodology	✓
•	Perform Quality Assurance Reporting, which will include development of a formal, multi-level reporting schedule tailored to the Quality Assurance Schedule	✓
•	Coordinate internal training based on the results of Quality Assurance reviews	✓
•	Reconcile ACS tracking tools to the appropriate systems and update data as needed	✓

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

9

[***]		[***]	[***]
Training
•	Provide internal training on Title IV processes on an "as-needed basis"	✓
Regulatory Management
•	Assist in collecting data and providing preliminary review of responses to program reviews conducted by the U.S. Department of Education and other regulatory agencies as they relate to student financial aid services provided in accordance with the Agreement, as mutually agreed	✓
•	Prepare responses and submissions to applicable regulatory agencies		✓
•	Assist in research and data collection for guarantee agency default appeals		✓
•	Submit guarantee agency default appeal reports		✓
•	Research data and provide the Client with information necessary to perform year-end Pell reconciliation	✓
•	Facilitate collection of documents for SFA audit as requested by auditor as it relates to the Agreement	✓
•	Facilitate collection of documents for SFA audit as requested by auditor as it relates to areas not associated with the Agreement		✓
•	Submit SFA annual audit report to the U.S. Department of Education		✓
•	Determine institutional, location, and program eligibility under the HEA and any regulations prescribed under the HEA and notify ACS of such eligibility		✓
•	Manage internal policy development		✓
•	Manage policy approval process	✓	✓
•	Develop a U.S. Department of Education and other regulatory agency communication plan		✓
•	Monitor new and pending legislation/regulations and adjust processes as required	✓	✓
•	Direct coordination of legislative lobbying efforts		✓
•	Create, manage, and perform a year round default management plan		✓
•	SSCR Reporting		✓

5.5   Disbursement Eligibility Review

[***]		[***]	[***]
Disbursement Eligibility Review
•	Determine student eligibility for disbursement	✓
•	Determine Satisfactory Academic Progress		✓
•	Reissue/Cancel funds as necessary	✓
•	Authorize funds to be disbursed to student account		✓
•	Provide accounting office with disbursement rosters		✓
•	Post funds to student account		✓
•	Issue receipt to student with required compliance language		✓
•	Identify and apply payments to charges in accounting system		✓
•	Determine credit balance on student account; issue check to student		✓
•	Reconcile EFT account		✓
•	Request Pell funds from US Department of Education/GAPS account		✓
•	Create Pell origination and disbursement records	✓
•	Submit Pell origination and disbursement records to CPS		✓
•	Create and submit loan origination and disbursement records	✓
•	Reconcile Pell between general ledger and GAPS		✓
•	Maintain financial aid subsidiary ledgers		✓
•	Assist in closing out Pell award year	✓

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

10

5.6   Title IV Refund Processing

[***]		[***]	[***]
•	Manage federal refund processing for financial aid students	✓
•	Manage state and institutional refund processing for financial aid students		✓
•	Create exit report that identifies students who are no longer attending the University		✓
•	Exit Report Processing: includes determination of refund or post-withdrawal disbursement, calculation of institutional, state and federal refund and/or repayment, documentation of refund or non-requirement, student and lender notification, exit interview notification, and debit memo requests	✓
•	Coordinate Refund File Flow	✓
•	Request refunds to appropriate funding program / agency		✓
•	Update appropriate systems with refund information	✓
•	Report on quality of refund process	✓

5.7   Service Level Agreements (SLA)

        ACS will provide the above Services for Customer's complete financial aid student population based upon the following baseline service expectations:

[***]		[***]	[***]
Note: All SLAs are subject to Normal Operating Conditions. In the event either ACS or Customer is experiencing unforeseeable conditions within the natural or technical environment (Customer's financial aid processing system is expected to be ready for processing by April 1 of each year) or volumes are in excess of [***]% of budgeted volumes (as defined and documented in Section 6.1 Volume Expectations), SLAs will be waived for the period of occurrence. If based on the occurrence the baseline for SLA cannot be achieved as scheduled, ACS will communicate this to Customer and the Parties will in good faith work together to establish a plan and date for the SLA baseline to be achieved.
a.	Call Center Abandonment Rate—Based on a monthly average, Inbound Call Abandonment Rate will be at [***]% or less (calls abandoned within the first twenty (20) seconds of hold time will be excluded from the calculation).	[***]
b.	Document Management (Imaging) Aging. [***]% of documents will be imaged and updated in customer's system within [***] days of receipt.	[***]
c.	ISIR Review Cycle Time. Based upon receipt of all required student documents, [***]% of the students will be completed ("Proofed" or "Denied") within [***] days.	[***]
Note: Cycle time is in business days and is calculated by dividing Workable WIP by the average daily outflow ("Proofed" or "Denied") for the prior 4 weeks.
d.	Pend Mail Review Aging. Cursory review of [***]% of all documents imaged will not exceed [***] days aging from the date updated in the Customer's system(s).	[***]
e.	Certification Cycle Time. Based on a "Clean" ISIR, [***]% of the students will be completed ("Certified" or "Denied") within [***] days.	[***]
Note: Cycle time is in business days and is calculated by dividing Workable WIP by the average daily outflow ("Certified" or "Denied") for the prior 4 weeks. Documents received will remain in a "Pended" status until confirmed as accurate and complete.
f.	Disbursement Eligibility Review Aging. For each disbursement report received by Friday of a given week, ACS must have all students reviewed no later than [***], except in the case of Monday holidays falling into the following week.	[***]
g.	Title IV Refund Processing Aging. Student withdrawals and graduations will be processed within regulatory timeliness requirements.	[***]
h.	Quality Review. Based on a monthly average, ACS will maintain a[***]% or greater accuracy level for all services based on internal QA performed.	[***]
Note: Resources within their first [***] days following graduation from training/new skill set will be excluded from the Quality calculation.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

11

 VI. Hiring, Training, Compliance and Quality Assurance

6.1   Hiring

        ACS will staff with internal candidates and public candidates as available. If additional staff is needed, ACS may utilize the assistance of a preferred staffing agency if direct recruiting efforts are not successful.

        ACS will assess candidates' abilities through a series of skills tests prior to interviewing. ACS will make hiring recommendations based on a candidate's professional experience, customer service experience, financial aid knowledge, interview, skills tests results and criminal background check.

6.2   Training

        The ACS Training team will develop and deliver initial and refresher training modules in support of the Services. The Customer may be requested to participate in the development and delivery of the ACS training.

        ACS will establish the required quality and production requirements for graduation from training. ACS will perform compliance and process adherence review for 100% of all files produced during the training period. ACS employees must meet quality and production requirements to graduate from training and move into production.

        ACS will participate in training as required by Customer from time to time. The reasonable costs of such participation by ACS will be borne by Customer.

6.3   Quality Assurance

        ACS will perform Quality Assurance of employees based upon compliance and procedure and will share reports that summarize the monthly quality and the actions taken to raise quality (if appropriate). ACS will also work with Customer to calibrate call center quality scoring.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

12

 VII. Customer Management

7.1   Customer Management

        ACS is dedicated to developing and managing quality operations in partnership with its Customers. ACS will assign a Customer Relations Manager (CRM) to manage the ACS—Customer relationship. The CRM will act as the liaison between Customer and ACS and work in partnership to meet SLAs, understand Customer vision and objectives, incorporate any new policy or procedural changes required or requested, and continually seek to extend creative solutions to address Customer's business challenges. To regularly review these objectives the CRM will meet with Customer and discuss topics including but not limited to:

  •
  Adherence to agreed upon SLAs
  •
  Adherence to implemented process
  •
  Customer satisfaction
  •
  Customer vision and upcoming events or challenges
  •
  Need for process change or improvement
  •
  Project plan for implementing change or improvements
  •
  Need for change order requests/amendments to agreed upon task order

7.2   Continuous Improvement

        ACS will actively seek ways to enhance the process to improve effectiveness, efficiencies and quality. As desirable Service modifications and enhancements are identified, ACS or Customer may propose modifications to the project to change or enhance functionality. To maintain consistency, requests for modification will follow an established change control process as identified in Section 15 of the Agreement.

VIII. Supporting Documents

8.1   TO1 Volume Expectations—Ashford University

8.2   TO1 Change Order Request Addendum

[Signature page to follow on next page.]

13

 IX. Signatures

        Except as expressly amended hereby, the terms and provisions of the Agreement are hereby ratified and confirmed as originally written and shall be legally binding between the Parties with respect to all services provided under the Agreement, as amended hereby.

        IN WITNESS WHEREOF, each of the parties has executed this Task Order One (1) by the signatures of their respective authorized representatives.

ACCEPTED AND AGREED:		ACCEPTED AND AGREED:

Affiliated Computer Services, Inc.		Ashford University, LLC

By:	/s/ KENT SCHNACKER	By:	/s/ JANE MCAULIFFE

Name:	Kent Schnacker	Name:	Jane McAuliffe

Title:	Senior Managing Director	Title:	CEO

Date:		Date:	12-31-08

14

8.1 TO1 Volume Assumptions—Ashford University

  •
  Customer Delivered Enrollment Projections for 2009 - 2011 for Ashford University:

AU Budget	January	February	March	April	May	June	July	August	September	October	November	December	2009	2010	2011
[***]
  •
  Historical assumptions:
  •
  Percentage of FA Students is [***]

  •
  Volume of SFAonline entrants is [***] of the FA Starts (Gross) volume

  •
  SFAonline entrants for 2008 will be [***]

  •
  Renewal certifications for 2008 will be [***]

  •
  Volume of Inbound Calls is [***] per SFAonline entrant

  •
  Volume of Outbound Accounts Worked is [***] per Core Doc Completer and Renewal Certification

  •
  Volume of Emails is [***] per SFAonline entrant

  •
  Volume of Core Doc Completers is [***] of SFAonline entrants

  •
  Volume of Images is [***] per Core Doc Completer and Renewal Certification

  •
  Volume of ISIR Review is the volume of Core Doc Completers plus Renewal Certification

  •
  Volume of New Student Certifications is [***] of the Core Doc completers (or [***] of SFAonline entrants)

  •
  Volume of Renewal Certifications is [***] of the monthly FA Beginning Enrolled Student volume (or [***] of the Yearly FA Ending Enrolled Student volume)

  •
  Volume of Revision Certifications is [***] of the New Certifications plus [***] of the Renewal Certifications plus the Re-Enter Student population ([***] of the FA Ending Enrolled Student volume)

  •
  Volume of Disbursement Review is [***] disbursements per New, Renewal and Revision Certification minus [***] for each dropped student

  •
  Volume of R2T4 (Refund) Calculations is [***] of New and Renewal Certifications

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

1

  •
  Derived volume expectations based on Customer delivered enrollment projections and historical assumptions:

Service Categories	January	February	March	April	May	June	July	August	September	October	November	December	2009	2010	2011
[***]

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

2

8.2 TO1 Change Order Request Addendum

        ACS understands that changes to established business processes may become required. A structured Change Management process ensures that standardized methods and procedures are used to handle all Changes in Scope, as referenced in Section 15 of the Agreement. A change request can be initiated through a request from the Customer or from internal ACS sources.

        All proposed changes or additions to current services or processes must be submitted to the ACS in writing. The request for change should include:

  •
  Detailed description

  •
  Reason/Objective

  •
  Desired outcome/benefit

  •
  Associated risk for not implementing the requested change

  •
  Desired implementation date

1

 Addendum One (1) to Task Order One (1)
Centralized Financial Aid Processing
Affiliated Computer Services, Inc. and Ashford University, LLC

        This Addendum One (1) (the "Addendum") is made effective as of December 31, 2008 as an Addendum to Task Order One (1) ("TO1") dated as of December 31, 2008 and issued pursuant to the General Services Agreement (the "Agreement") dated December 31, 2008 by and between Affiliated Computer Services, Inc. ("ACS") and Ashford University, LLC ("Customer").

        Prior to the execution of TO1 and the Agreement, on December 11, 2008, ACS [***]. TO1 inadvertently did not document this mutually and previously agreed upon [***].

        By executing this Addendum to TO1, ACS agrees to [***].

        Except as expressly amended hereby, the terms and provisions of the Agreement are hereby ratified and confirmed as originally written and shall be legally binding between the Parties with respect to all services provided under the Agreement, as amended hereby.

        IN WITNESS WHEREOF, each of the parties has executed this Addendum One (1) by the signatures of their respective authorized representatives.

ACCEPTED AND AGREED:		ACCEPTED AND AGREED:

Affiliated Computer Services, Inc.		Ashford University, LLC

By:	/s/ KENT SCHNACKER	By:	/s/ DANIEL J. DEVINE

Name:	Kent Schnacker	Name:	Daniel J. Devine

Title:	Senior Managing Director	Title:	CFO

Date:		Date:	January 12, 2009

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

QuickLinks

  Exhibit 10.22
GENERAL SERVICES AGREEMENT BETWEEN AFFILIATED COMPUTER SERVICES, INC. AND ASHFORD UNIVERSITY, LLC JANUARY 1, 2009
GENERAL SERVICES AGREEMENT
Task Order One(1) Centralized Financial Aid Processing Affiliated Computer Services, Inc. and Ashford University, LLC
I. The Service
II. Scope of Service
III. Fees
IV. Term and Termination
V. The Services
VI. Hiring, Training, Compliance and Quality Assurance
VII. Customer Management
VIII. Supporting Documents
IX. Signatures
Addendum One (1) to Task Order One (1) Centralized Financial Aid Processing Affiliated Computer Services, Inc. and Ashford University, LLC